Exhibit 99.1
Immersion Investor Contact:
The Blueshirt Group
Alex Wellins, +1-415-217-5861
alex@blueshirtgroup.com
Immersion Concludes Independent Financial Investigation and
Reports Financial Results; Focuses Strategy on Licensing Model
•	Completes Independent Financial Investigation and Restatements

•	Provides Second and Third Quarter 2009 Financial Results

•	Announces Focus on Licensing Model

•	Conference Call at 2:30 p.m. PT today, dial 480-629-9714 or 877-941-2321
SAN JOSE, Calif. — February 8, 2010 — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of haptic technology, today announced that its Audit Committee has completed its independent financial investigation into certain previous revenue transactions with respect to its medical line of business and that the Company has completed the restatement of its financial results for the fiscal years 2006 — 2008, and the first quarter ended 2009. Immersion also reported financial results for the second and third quarters of fiscal 2009 and announced plans to adopt a pure-play licensing model moving forward.
“We are pleased to have this independent financial investigation completed,” said Victor Viegas, Interim CEO of Immersion. “At a high level, the impact of the restatement since 2006 resulted in the reversal of less than $1 million in revenue that ultimately will not be recognized, an increase in net loss of approximately $2 million, and no change to our reported cash balances. In total, $5.7 million of revenue previously recognized through the first quarter 2009 has either been recognized in a later period, will be deferred to future periods, or will be written off. The Company is actively continuing the process of enhancing its policies and procedures to reduce the chance of recurrence of the issues identified in the independent financial investigation.”
“In addition and after an extensive review of the Company’s business, Immersion’s Board has concluded that applying our licensing model to a highly-targeted number of end-markets and vertical growth sectors offers the most positive outlook for a rapid return to profitability and long-term value for our stockholders. Therefore, while we will continue to pursue the medical segment of the touch market via a licensing approach, our current medical product offerings are no longer core to the Company’s go-forward strategy. We are actively reviewing strategic options for the medical line of business and are engaged in licensing discussions with several parties that are interested in developing and selling medical simulation products.”

Fiscal 2009 Second Quarter Results
Revenues from Continuing Operations for the second quarter of 2009 were $6.7 million, a decrease of approximately 12% compared to revenues from Continuing Operations of $7.6 million for the second quarter of 2008 and a decrease of approximately 11% compared to revenues from Continuing Operations of $7.5 million for the first quarter of 2009.
Net loss for the second quarter of 2009 was $(8.9) million, or $(0.32) per share, compared to net loss for the second quarter of 2008 of $(3.4) million, or $(.11) per share and net loss of $(6.1) million, or $(0.22) per share, for the first quarter of 2009.
Fiscal 2009 Third Quarter Results
Revenues from Continuing Operations for the third quarter of 2009 were $6.6 million, a decrease of 7% compared to revenues from Continuing Operations of $7.1 million for the third quarter of 2008 and a decrease of approximately 1% compared to revenues from Continuing Operations of $6.7 million for the second quarter of 2009.
Net loss for the third quarter of 2009 was $(9.0) million, or $(0.32) per share, compared to net loss for the third quarter of 2008 of $(33.7) million, or $(1.14) per share and net loss of $(8.9) million, or $(0.32) per share, for the second quarter of 2009.
Business Outlook
“With the largest portfolio of intellectual property related to haptics in the industry, we remain very excited and confident in the opportunity to revolutionize the digital user experience through touch across a broad range of markets including mobile, consumer electronics, entertainment, automotive and medical. While it is premature to provide detailed guidance under our new pure-play licensing strategy, we expect to generate revenue of approximately $25 to $30 million and reach Adjusted EBITDA profitability in fiscal 2010. We plan to maintain a keen focus on operating expenses and expect that the attractive margin profile inherent in our licensing model will allow us to return to profitability. We look forward to reporting our fiscal 2009 fourth quarter and full year results in March and updating investors on our progress regularly,” concluded Mr. Viegas.
Summary of Investigation Findings and Restatement
The investigation began when the Company learned of a potential side agreement dated in the fourth quarter of 2008 between an Immersion Medical sales person and a distributor. After a thorough 8 month investigation into revenue recognition in its medical line of business, that covered more than 15,000 pages of hard copy documents, more than 1.2 million electronic files, and interviews with 17 individuals, the company found several revenue transactions that for different reasons, were not recognized appropriately.

In total, $5.7 million of revenue identified during the investigation and the preparation of the restatement as prematurely recognized has been restated. The table below reflects the revenue amounts by each year that were originally recorded and impacted by the restatement, and the current state of that revenue in the restated financial statements, either recognized in a later quarter, deferred revenue, or reversed. (For more detailed information, please refer to the Amendment to our Annual Report on 10-K/A for the year ended December 31, 2008 and Amendment to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009, and our Form 10-Qs for the quarters ended June 30, 2009 and September 30, 2009 filed with the Securities and Exchange Commission today.)

($ in 000s)	2006	2007	2008	Q1-Q309	Deferred	Reversed	Total

Revenue Reported Originally	$125	$431	$4,671	$469	$79		$5,775
Revenue after Restatement	0	$642	$1,012	$2,690	$808	$623	$5,775
Difference	($125)	$211	( $3,659)	$2,221	$729	$623
During the preparation of the restatement, the Company also corrected other accounting errors that were discovered, including:
•	Stock-Based Compensation Expense The Company identified a third-party software-based error in its calculated stock-based compensation expense for fiscal 2007, 2008 and the first quarter of 2009.

•	Interest Income The Company identified an error in the accounting relating to the timing of the recognition of interest income with respect to its patent license with Sony Computer Entertainment that impacted fiscal 2007, 2008 and the first quarter of 2009.

•	Amortization and Impairment of Intangibles The Company identified instances where amortization for patents, and abandoned patents weren’t treated correctly.

•	Warrants. The Company had not adopted EITF 07-5 for properly reporting its warrants issued in connection with its convertible debt financing.
Conference Call Information
Immersion will host a conference call with company management on Monday, February 8, 2009 at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) to discuss its prior financial results and go-forward strategy. To participate on the live call, analysts and investors should dial 877-941-2321 at least ten minutes prior to the call. A replay of the call will be available until 11:59 p.m. Pacific time on February 15, 2010 by dialing 800-406-7325 and entering the passcode 4211957#. A live and archived webcast of the conference call will also be available for one year within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)
Haptic (touch) technology is the future of user experience in digital devices. Founded in 1993, Immersion (NASDAQ: IMMR) harnesses human touch to create user experiences that deliver a more compelling sense of the digital world. Using one of Immersion’s adaptable high fidelity haptic systems, partners can achieve a competitive advantage and greater revenue opportunities with products that are more intuitive, satisfying, efficient, and safe. With Immersion technology, world-class companies can deliver improved user experiences in products such as widely popular video games, leading video console gaming systems, advanced automotive driver controls, and award-winning mobile phones. Immersion manufactures its own line of medical simulators that incorporate touch feedback technology. These virtual reality training tools, installed around the world, enable practitioners to improve their practice of sophisticated life-saving surgical procedures prior to operating on patients. With over 800 issued or pending patents in the U.S. and other countries, Immersion is the leading innovator in touch-enabled user experiences that bring the digital universe to life.
Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
Non-GAAP Measures
This press release includes information on future adjusted EBITDA. This measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and is not necessarily comparable to similar measures presented by other companies. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization after removing the effect of stock-based compensation expense and other non-operating expense. This measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because this amount is not determined in accordance with GAAP, it should not be used exclusively in evaluating the Company’s business and operations. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.
Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding the future of the Company’s medical line of business product lines, future financial results and implementation of remedial measures.
Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, the effects of the current negative macroeconomic climate; delay in or failure to achieve commercial demand for Immersion’s products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; adverse outcomes in any intellectual property-related litigation and the costs related thereto; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; failure to retain key personnel; potential and actual claims and proceedings relating to such matters, including stockholder litigation and action by the SEC or other governmental agencies; and negative tax or other implications for Immersion resulting from the accounting adjustments; and other factors. Many of these risks and uncertainties are beyond the control of Immersion.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
(IMMR — C)
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IMMERSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Royalty and license	$3,580	$3,171	$7,361	$6,632
Product sales	2,772	3,744	6,051	6,324
Development contracts and other	330	704	776	1,503

Total revenues	6,682	7,619	14,188	14,459

Costs and expenses:
Cost of product sales (exclusive of amortization and impairment of intangibles shown separately below)	2,312	2,051	3,563	3,735
Sales and marketing	4,016	3,846	8,300	7,191
Research and development	3,412	2,940	7,341	6,430
General and administrative	4,841	5,111	9,226	9,525
Amortization and impairment of intangibles	224	202	439	472
Restructuring costs	705	—	1,351	—

Total costs and expenses	15,510	14,150	30,220	27,353

Operating loss	(8,828)	(6,531)	(16,032)	(12,894)

Change in fair value of warrant liability	(136)	—	344	—
Interest and other income	207	973	510	2,608

Loss from continuing operations before provision for income taxes	(8,757)	(5,558)	(15,178)	(10,286)

Benefit (provision) for income taxes	(300)	1,903	(391)	3,157

Loss from continuing operations	(9,057)	(3,655)	(15,569)	(7,129)

Discontinued operations:

Gain on sales of discontinued operations net of provision for income taxes of $0	20	—	187	—
Gain from discontinued operations, net of provision (benefit) for income taxes of $(48), $133, $102, and $324	166	210	401	536

Net loss	$(8,871)	$(3,445)	$(14,981)	$(6,593)

Basic and diluted net loss per share
Continuing operations	(0.33)	(0.12)	(0.56)	(0.23)
Discontinued operations	0.01	0.01	0.02	0.01

Total	$(0.32)	$(0.11)	$(0.54)	$(0.22)

Shares used in calculating basic and diluted net loss per share	27,968	30,356	27,946	30,417

IMMERSION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$25,047	$64,769
Short-term investments	48,962	20,974
Accounts receivable (net of allowances for doubtful accounts of: June 30, 2009 — $241 and December 31, 2008 — $436)	4,185	6,114
Inventories net	3,672	3,757
Deferred income taxes	311	311
Prepaid expenses and other current assets	4,012	4,344

Total current assets	86,189	100,269

Property and equipment, net	3,868	3,827

Intangibles and other assets, net	10,329	9,491

Total assets	$100,386	$113,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$903	$2,842
Accrued compensation	2,052	2,920
Other current liabilities	3,731	3,493
Deferred revenue and customer advances	7,833	8,042

Total current liabilities	14,519	17,297

Long-term deferred revenue	18,131	15,989
Deferred income tax liabilities	311	311
Other long-term liabilities	217	212

Total liabilities	33,178	33,809

Contingencies

Stockholders’ equity:
Common stock and additional paid-in capital — $0.001 par value; 100,000,000 shares authorized; shares issued: June 30, 2009 — 30,779,628 and December 31, 2008 — 30,674,045; shares outstanding: June 30, 2009 — 27,991,759 and December 31, 2008 — 27,887,482	170,808	167,870
Warrants	11	1,731
Accumulated other comprehensive income	114	109
Accumulated deficit	(85,328)	(71,543)
Treasury stock at cost: June 30, 2009 — 2,787,869 shares and December 31, 2008 — 2,786,563 shares	(18,397)	(18,389)

Total stockholders’ equity	67,208	79,778

Total liabilities and stockholders’ equity	$100,386	$113,587

IMMERSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Royalty and license	$2,841	$4,761	$10,202	$11,393
Product sales	3,467	1,756	9,518	8,080
Development contracts and other	285	538	1,061	2,041

Total revenues	6,593	7,055	20,781	21,514

Costs and expenses:
Cost of product sales (exclusive of amortization and impairment of intangibles shown separately below)	3,293	1,820	6,856	5,555
Sales and marketing	2,653	3,919	10,953	11,110
Research and development	2,690	3,243	10,031	9,673
General and administrative	6,673	4,854	15,899	14,379
Amortization and impairment of intangibles	243	201	682	673
Litigation settlements, conclusions and patent license	—	20,750	—	20,750
Restructuring costs	181	—	1,532	—

Total costs and expenses	15,733	34,787	45,953	62,140

Operating loss	(9,140)	(27,732)	(25,172)	(40,626)

Change in fair value of warrant liability	146	—	490	—
Interest and other income	163	988	681	3,596

Interest and other expense	—	—	(8)	—

Loss from continuing operations before provision for income taxes	(8,831)	(26,744)	(24,009)	(37,030)

Provision for income taxes	(186)	(7,124)	(577)	(3,967)

Loss from continuing operations	(9,017)	(33,868)	(24,586)	(40,997)

Discontinued operations:

Gain on sales of discontinued operations net of provision for income taxes of $0	20	—	207	—
Gain (loss) from discontinued operations, net of provision for income taxes of $209, $252, $307, and $576	(17)	165	384	701

Net loss	$(9,014)	$(33,703)	$(23,995)	$(40,296)

Basic and diluted net loss per share
Continuing operations	(0.32)	(1.15)	(0.88)	(1.36)
Discontinued operations	0.00	0.01	0.02	0.02

Total	$(0.32)	$(1.14)	$(0.86)	$(1.34)

Shares used in calculating basic and diluted net loss per share	27,994	29,448	27,962	30,092

IMMERSION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$25,772	$64,769
Short-term investments	43,968	20,974
Accounts receivable (net of allowances for doubtful accounts of: September 30, 2009 — $183 and December 31, 2008 — $436	2,448	6,114
Inventories, net	2,291	3,757
Deferred income taxes	311	311
Prepaid expenses and other current assets	3,333	4,344

Total current assets	78,123	100,269

Property and equipment, net	3,871	3,827

Intangibles and other assets, net	10,573	9,491

Total assets	$92,567	$113,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,350	$2,842
Accrued compensation	1,304	2,920
Other current liabilities	3,458	3,493
Deferred revenue and customer advances	6,654	8,042

Total current liabilities	13,766	17,297

Long-term deferred revenue	18,972	15,989
Deferred income tax liabilities	311	311
Other long-term liabilities	220	212

Total liabilities	33,269	33,809

Contingencies

Stockholders’ equity:
Common stock and additional paid-in capital — $0.001 par value; 100,000,000 shares authorized; shares issued: September 30, 2009 — 30,786,462 and December 31, 2008 — 30,674,045; shares outstanding: September 30, 2009 — 27,998,593 December 31, 2008 — 27,887,482	171,905	167,870
Warrants	11	1,731
Accumulated other comprehensive income	121	109
Accumulated deficit	(94,342)	(71,543)
Treasury stock at cost: September 30, 2009 — 2,787,869 shares and December 31, 2008 — 2,786,563 shares	(18,397)	(18,389)

Total stockholders’ equity	59,298	79,778

Total liabilities and stockholders’ equity	$92,567	$113,587